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                                                                  Exhibit 10.5.3

                       THIRD AMENDMENT TO LEASE AGREEMENT

     THIS THIRD AMENDMENT TO LEASE AGREEMENT (hereinafter called the "Third Amendment") entered into this 22ND day of JULY, 1997, by and between SOARING EAGLES ORCHARDS, INC., a Washington Corporation, (hereinafter called "Landlord" or "Lessor") and Mission Critical Software, Inc. (hereinafter called "Tenant" or "Lessee").

                                  WITNESSETH:

     WHEREAS, under that certain Lease Agreement dated October 22, 1996 (hereinafter called the "Lease"), by and between Tenant and Landlord, Tenant leased approximately 7,067 rentable square feet of space (hereinafter called the "Leased Premises") on the fifth (5th) floor of the 720 North Post Oak Road Office Building (hereinafter called the "Building") situated at 720 North Post Oak Road, Houston, Texas for a term of sixty-four (64) months;

     WHEREAS, Landlord and Tenant amended the Lease by the First Amendment to Lease Agreement dated February 13, 1997 where Tenant expanded the Premises by an additional 2,205 square feet of Rentable Area creating a new total square footage for the Premises of 9,272 square feet of Rentable Area; and

     WHEREAS, Landlord and Tenant amended the Lease by the Second Amendment to Lease Agreement dated April 1, 1997 where Tenant expanded the Premises by an additional 1,455 square feet of Rentable Area creating a new total square footage for the Premises of 10,727 square feet of Rentable Area; and

     WHEREAS, Landlord and Tenant have agreed to further amend the terms of the Lease upon the terms and conditions contained herein.

     NOW, THEREFORE, as of the November 1, 1997 (hereinafter defined) it is mutually covenant and agreed as follows:

     1. EXPANSION AREA: The Premises shall be expanded in two (2) stages as outlined below:

               A. The "Third Expansion" shall expand the premises by an additional 1,801 square feet of Rentable Area as shown on the attached Exhibit A, creating a new total Rentable Area of 12,528 square feet.

               B. The "Fourth Expansion" shall expand the premises by an additional 19,170 square feet of Rentable Area as shown on the attached Exhibit B and Exhibit B-1, creating a new total Rentable Area of 31,698 square feet.

     2. PRIMARY TERM: The Term of the "Third Expansion" shall commence on November 1, 1997 or upon Tenant's possession of the "Third Expansion" area, whichever occurs first. The "Fourth Expansion" shall commence on February 1, 1998 or upon Tenant's possession of the Fourth Expansion which ever occurs first. The Term of the Lease shall continue until the expiration date of the Lease which shall be revised and extended to January 31, 2003.

     3. BASE RENT: Effective November 1, 1997, the Base Rent for the Premises shall be as follows:

            November 1, 1997       through   January 31, 1998   $13,630.22
            February 1, 1998       through   May 31, 1998       $33,598.97
            June 1, 1998           through   August 31, 1998    $32,680.22
            September 1, 1998      through   January 31, 2001   $32,073.97
            February 1, 2001       through   March 31, 2002     $34,695.35
            April 1, 2002          through   January 31, 2003   $36,981.00


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     4.   TENANTS INITIAL PRO RATA SHARE:

               Commencing November 1, 1997 the Tenant's Initial Pro Rata Share for the building shall be 13.15%, and commencing February 1, 1998 the Tenants Initial Pro Rata Share shall be 33.27%.

     5. TENANT IMPROVEMENTS: Tenant accepts the "Third Expansion" and "Fourth Expansion in their current "as-is" condition and Landlord shall not be liable or required to make any improvements to such space.

     6. CANCELLATION OPTION: On August 1, 2000, Tenant shall have the option to cancel all or a portion of Leased Premises so long as Tenant provides six (6) months prior written notice to Landlord along with a payment in cash equal to $14.00 for each square foot of Rentable Area to be vacated. However, should the space which Tenant decides to cancel be less than 10,000 square feet in Rentable Area, Landlord shall have the option to, at Landlord's sole and absolute discretion, approve the location of such partial reduction in space.

     7. RIGHT OF FIRST REFUSAL: Lessor hereby grants Lessee a Right of First Refusal ("Refusal Right") with respect to any space on the sixth
          (6th) floor of the building; However, the Refusal Right may not be exercised during any time when there is an uncured Event of Default under the Lease. Additionally, the Refusal Right shall be subject to the rights of any Lessee presently occupying space in the Building, as of the date of execution of this amendment.

          If any space subject to the Refusal Right becomes available and Lessor receives an offer from a third party to lease all or part of the Refusal Space which Lessor desires to accept, Lessor shall so notify Lessee ("Refusal Notice"), describing the general terms of the offer (i.e. rent, location of the premises, size of the premises, length of the term, improvement allowance (if any)). Lessee shall have five (5) days from the receipt of the Refusal Notice to notify Lessor in writing of the desire by Lessee to exercise Lessee's Refusal Right with respect to the subject Refusal Space, which shall be on the same terms and conditions with respect to the entire space as set forth in the Refusal Notice. If Lessee fails to so notify Lessor within such five (5) day period, Lessee shall be deemed to have irrevocably waived its Refusal Right and Lessor shall have the right to enter into a lease with any party with respect to that portion of the Refusal Space. If Lessee properly exercised its Refusal Right in the manner and within the time period specified herein, Lessor and Lessee shall, within thirty (30) days after Lessee delivers to Lessor notice of its election, enter into a written amendment modifying and supplementing the Lease and containing such other terms and provisions as Lessor may reasonably deem appropriate. If Lessee fails to enter into such amendment within the thirty (30) day period, Lessee shall be deemed to have irrevocably waived its Refusal Right for said particular space, and Lessor shall have the right to enter into a lease with any party with respect to that portion of the Refusal Space.

          The Refusal Right shall automatically terminate upon the termination of the Lease.

     8. Unless otherwise defined herein all capitalized terms shall have the same meaning as identified in the Lease.

     9. This Third Amendment supersedes all previous legal documents between Tenant and Landlord and except as specifically herein amended, all other terms and conditions of the Lease shall remain in full force and effect throughout the term of this Third Amendment.

     10. The submission of this Third Amendment to Tenant shall not be construed as an offer, reservation or option. Tenant has no additional rights under this lease unless Tenant and Landlord execute this Third Amendment, and Landlord delivers the executed Third Amendment to Tenant.

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     IN WITNESS WHEREOF, the parties hereto executed this Third Amendment to
Lease Agreement as of the day and year hereinabove written.

                                  LANDLORD:

                                  SOARING EAGLES ORCHARDS, INC., a
                                  Washington Corporation by Cummings-Baccus
                                  Interest its authorized agent

                                  By: /s/ M. Buckner Baccus
                                     --------------------------------------
                                  Name: M. Buckner Baccus
                                  Title: Vice President


                                  TENANT:

                                  MISSION CRITICAL SOFTWARE, INC.

                                  By: /s/ Paul F. Koffend, Jr.
                                     ---------------------------------------
                                  Name: PAUL F. KOFFEND, JR.
                                  Title: CFO


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